Exhibit 99.2

For Information: Scott Lamb
Telephone: (713) 332-4751	September 27, 2004

KAISER ALUMINUM GETS EXTENSION OF EXCLUSIVITY

     HOUSTON, Texas, September 27, 2004 — Kaiser Aluminum said that the U.S. Bankruptcy Court for the District of Delaware has approved an extension of exclusivity through October 25, 2004. The Court’s decision came today during the regularly scheduled monthly hearing and applies to all of the Kaiser debtor entities.

     The company’s Form 10-Q for the second quarter of 2004 includes a broader discussion of exclusivity and the company’s reorganization proceedings.

     Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products, alumina, and primary aluminum.

F-992

     Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

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